Exhibit 99.1
1550 Peachtree Street, N.W. Atlanta, Georgia 30309

NEWS RELEASE
Contact:

Jeff Dodge	Tim Klein
Investor Relations	Media Relations
(404) 885-8804	(404) 885-8555
jeff.dodge@equifax.com	tim.klein@equifax.com

Equifax Reports First Quarter 2011 Results

•	First quarter revenue was $472.6 million, up 7 percent from the first quarter of 2010.

•	First quarter diluted EPS from continuing operations attributable to Equifax was $0.46, up 9 percent from the first quarter of 2010.

•	First quarter adjusted EPS from continuing operations attributable to Equifax was $0.58, up 9 percent from the first quarter of 2010.

ATLANTA, April 27, 2011 — Equifax Inc. (NYSE: EFX) today announced financial results for the quarter ended March 31, 2011.  The company reported revenue from continuing operations of $472.6 million in the first quarter of 2011, a 7 percent increase from the first quarter of 2010.  First quarter 2011 net income from continuing operations attributable to Equifax was $57.3 million, a 6 percent increase from the prior year.  On a non-GAAP basis, adjusted EPS from continuing operations attributable to Equifax, excluding the impact of acquisition-related amortization expense, was $0.58.

"The momentum we developed throughout 2010 carried into our first quarter performance. The individual strengths of our 5 businesses were well demonstrated as performance in International and Personal Solutions exceeded our expectations," said Richard F. Smith, Equifax's Chairman and Chief Executive Officer. "We also made good progress on our strategic initiatives around new product innovation, globalizing Decision 360®, broadening our unique data assets and expanding our partnerships and data records in India. Our outlook for the year has not changed as we expect good revenue growth for the remainder of the year and improving margins during the second half of 2011."

First Quarter 2011 Report

•	In addition to the financial highlights noted above, operating margin from continuing operations was 23.1 percent for the first quarter of 2011 compared to 23.5 percent in the first quarter of 2010.

•
With our strategic acquisition of Workload Financial Business Consultants Limited in the U.K., we broadened our U.K. data assets with unique deposit, savings, and investment information. Workload’s database covers 5 years of historical information and is updated quarterly.

•	Entered into a new, 4 year unsecured revolving credit facility providing up to $500 million in available credit, replacing a bank credit facility that was scheduled to expire on July 24, 2011.

U.S. Consumer Information Solutions (USCIS)
Total revenue was $181.0 million in the first quarter of 2011 compared to $173.1 million in the first quarter of 2010, an increase of 5 percent.

•	Online Consumer Information Solutions revenue was $120.2 million, consistent with a year ago.
•	Mortgage Solutions revenue was $27.3 million, up 18 percent from a year ago.
•	Consumer Financial Marketing Services revenue was $33.5 million, up 11 percent when compared to a year ago.

Operating margin for USCIS was 34.1 percent in the first quarter of 2011 compared to 34.6 percent in the first quarter of 2010.

International
Total revenue was $127.2 million in the first quarter of 2011, a 9 percent increase over the first quarter of 2010.  In local currency, revenue was up 6 percent compared to the first quarter of 2010.

•	Latin America revenue was $59.9 million, up 5 percent in local currency and 9 percent in U.S. dollars from a year ago.
•	Europe revenue was $37.4 million, up 9 percent in local currency and 11 percent in U.S. dollars from a year ago.
•	Canada Consumer revenue was $29.9 million, up 4 percent in local currency and 10 percent in U.S. dollars from a year ago.

Operating margin for International was 23.4 percent in the first quarter of 2011 compared to 24.7 percent in the first quarter of 2010.

TALX
Total revenue was $99.4 million in the first quarter of 2011, a 4 percent increase over the first quarter of 2010.

•	The Work Number revenue was $53.5 million, up 8 percent from a year ago.
•	Tax and Talent Management Services revenue was $45.9 million, up 1 percent from a year ago.

Operating margin for TALX was 21.9 percent in the first quarter of 2011 compared to 22.6 percent in the first quarter of 2010.

North America Personal Solutions
Revenue was $44.4 million, a 12 percent increase from the first quarter of 2010. Operating margin was 28.7 percent, up from 25.2 percent in the first quarter of 2010.

North America Commercial Solutions
Revenue was $20.6 million, up 8 percent in local currency and up 10 percent in U.S. dollars compared to the first quarter of 2010.  Operating margin was 24.9 percent, compared to 23.5 percent in the first quarter of 2010.

Second Quarter 2011 Outlook

Based on the current level of domestic and international business activity and current foreign exchange rates, consolidated revenue from continuing operations for the second quarter of 2011 is expected to be up 6 to 8 percent from the year-ago quarter.  Second quarter 2011 adjusted EPS from continuing operations attributable to Equifax, which excludes the impact of acquisition-related amortization expense, is expected to be between $0.58 and $0.61.

About Equifax (www.equifax.com)

Equifax empowers businesses and consumers with information they can trust. A global leader in information solutions, we leverage one of the largest sources of consumer and commercial data, along with advanced analytics and proprietary technology, to create customized insights that enrich both the performance of businesses and the lives of consumers.

With a strong heritage of innovation and leadership, Equifax continuously delivers innovative solutions with the highest integrity and reliability.  Businesses – large and small – rely on us for consumer and business credit intelligence, portfolio management, fraud detection, decisioning technology, marketing tools, and much more.  We empower individual consumers to manage their personal credit information, protect their identity, and maximize their financial well-being.

Headquartered in Atlanta, Georgia, Equifax Inc. operates in the U.S. and 15 other countries. Equifax is a member of Standard & Poor’s (S&P) 500® Index. Our common stock is traded on the New York Stock Exchange under the symbol EFX.

Earnings Conference Call and Audio Webcast

In conjunction with this release, Equifax will host a conference call tomorrow, April 28, 2011, at 8:30 a.m. (EDT) via a live audio webcast.  To access the webcast, go to the Investor Center of our website at www.equifax.com. The discussion will be available via replay at the same site shortly after the conclusion of the webcast.  This press release is also available at that website.

Non-GAAP Financial Measures

This earnings release presents diluted EPS from continuing operations attributable to Equifax which excludes acquisition-related amortization expense, net of tax.  These are important financial measures for Equifax but are not financial measures as defined by GAAP.

These non-GAAP financial measures should be reviewed in conjunction with the relevant GAAP financial measures and are not presented as an alternative measure of operating income, operating margin or EPS as determined in accordance with GAAP.

Reconciliations of these non-GAAP financial measures to the most directly comparable GAAP financial measures and related notes are presented in the Q&A. This information can also be found under “Investor Center/GAAP/Non-GAAP Measures” on our website at www.equifax.com.

Forward-Looking Statements

Management believes certain statements in this earnings release may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are made on the basis of management’s views and assumptions regarding future events and business performance as of the time the statements are made. Management does not undertake any obligation to update any forward-looking statements.

Actual results may differ materially from those expressed or implied. Such differences may result from actions taken by Equifax, including restructuring or strategic initiatives (including capital investments or asset acquisitions or dispositions), as well as from developments beyond Equifax’s control, including, but not limited to, changes in worldwide and U.S. economic conditions that materially impact consumer spending, consumer debt and employment and the demand for Equifax's products and services. Other risk factors include our ability to develop new products and services, respond to pricing and other competitive pressures, complete and integrate acquisitions and other investments and achieve targeted cost efficiencies; risks relating to illegal third party efforts to access data; changes in laws and regulations governing our business, including the Dodd-Frank Wall Street Reform and Consumer Protection Act and related regulations, federal or state responses to identity theft concerns; and the outcome of our pending litigation. Certain additional factors are set forth in Equifax’s Annual Report on Form 10-K for the year ended December 31, 2010 under Item 1A, “Risk Factors”, and our other filings with the Securities and Exchange Commission.

EQUIFAX
CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2011	2010
(In millions, except per share amounts)	(Unaudited)
Operating revenue	$472.6	$443.0
Operating expenses:
Cost of services (exclusive of depreciation and amortization below)	194.3	190.1
Selling, general and administrative expenses	126.5	109.5
Depreciation and amortization	42.7	39.1
Total operating expenses	363.5	338.7
Operating income	109.1	104.3
Interest expense	(13.8)	(14.2)
Other income, net	0.3	(0.5)
Consolidated income from continuing operations before income taxes	95.6	89.6
Provision for income taxes	(36.3)	(33.7)
Consolidated income from continuing operations	59.3	55.9
Discontinued operations, net of tax	-	2.7
Consolidated net income	59.3	58.6
Less: Net income attributable to noncontrolling interests	(2.0)	(1.9)
Net income attributable to Equifax	$57.3	$56.7
Amounts attributable to Equifax:
Income from continuing operations attributable to Equifax	$57.3	$54.0
Discontinued operations, net of tax	-	2.7
Net income	$57.3	$56.7
Basic earnings per common share:
Income from continuing operations attributable to Equifax	$0.47	$0.43
Discontinued operations attributable to Equifax	-	0.02
Net income attributable to Equifax	$0.47	$0.45
Weighted-average shares used in computing basic earnings per share	122.8	126.3
Diluted earnings per common share:
Income from continuing operations attributable to Equifax	$0.46	$0.42
Discontinued operations attributable to Equifax	-	0.02
Net income attributable to Equifax	$0.46	$0.44
Weighted-average shares used in computing diluted earnings per share	124.7	128.1
Dividends per common share	$0.16	$0.04

EQUIFAX
CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2011	2010
(In millions, except par values)	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$86.9	$119.4
Trade accounts receivable, net of allowance for doubtful accounts of $7.4 and $7.5 at March 31, 2011 and December 31, 2010, respectively	283.5	262.6
Prepaid expenses	34.4	26.1
Other current assets	22.4	21.1
Total current assets	427.2	429.2
Property and equipment:
Capitalized internal-use software and system costs	327.4	315.9
Data processing equipment and furniture	189.4	181.0
Land, buildings and improvements	174.9	169.5
Total property and equipment	691.7	666.4
Less accumulated depreciation and amortization	(385.3)	(368.0)
Total property and equipment, net	306.4	298.4
Goodwill	1,946.1	1,914.7
Indefinite-lived intangible assets	95.7	95.6
Purchased intangible assets, net	586.6	593.9
Other assets, net	106.8	101.8
Total assets	$3,468.8	$3,433.6

LIABILITIES AND EQUITY
Current liabilities:
Short-term debt and current maturities	$40.7	$20.7
Accounts payable	22.4	24.6
Accrued expenses	58.7	61.9
Accrued salaries and bonuses	30.9	71.9
Deferred revenue	59.5	58.7
Other current liabilities	91.3	81.7
Total current liabilities	303.5	319.5
Long-term debt	974.8	978.9
Deferred income tax liabilities, net	250.2	244.2
Long-term pension and other postretirement benefit liabilities	116.4	129.0
Other long-term liabilities	54.1	53.6
Total liabilities	1,699.0	1,725.2
Equifax shareholders' equity:
Preferred stock, $0.01 par value: Authorized shares - 10.0; Issued shares - none	-	-
Common stock, $1.25 par value: Authorized shares - 300.0; Issued shares - 189.3 at March 31, 2011 and December 31, 2010; Outstanding shares - 123.0 and 122.6 at March 31, 2011 and December 31, 2010, respectively	236.6	236.6
Paid-in capital	1,104.2	1,105.8
Retained earnings	2,763.1	2,725.7
Accumulated other comprehensive loss	(331.3)	(344.5)
Treasury stock, at cost, 64.2 shares and 64.6 shares at March 31, 2011 and December 31, 2010, respectively	(1,980.8)	(1,991.0)
Stock held by employee benefits trusts, at cost, 2.1 shares at March 31, 2011 and December 31, 2010	(41.2)	(41.2)
Total Equifax shareholders' equity	1,750.6	1,691.4
Noncontrolling interests	19.2	17.0
Total equity	1,769.8	1,708.4
Total liabilities and equity	$3,468.8	$3,433.6

EQUIFAX
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended
	March 31,
	2011	2010
(In millions)	(Unaudited)
Operating activities:
Consolidated net income	$59.3	$58.6
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	42.7	42.5
Stock-based compensation expense	4.7	4.4
Excess tax benefits from stock-based compensation plans	(0.5)	(1.4)
Deferred income taxes	(0.1)	(0.1)
Changes in assets and liabilities, excluding effects of acquisitions:
Accounts receivable, net	(17.0)	(5.8)
Prepaid expenses and other current assets	(9.4)	(7.9)
Other assets	0.1	3.5
Current liabilities, excluding debt	(48.0)	(32.7)
Other long-term liabilities, excluding debt	(8.7)	(23.4)
Cash provided by operating activities	23.1	37.7
Investing activities:
Capital expenditures	(26.2)	(50.0)
Acquisitions, net of cash acquired	(30.7)	(6.0)
Investment in unconsolidated affiliates, net	(2.7)	-
Cash used in investing activities	(59.6)	(56.0)

Financing activities:
Net short-term borrowings	19.8	2.7
Net repayments under long-term revolving credit facilities	-	(4.6)
Payments on long-term debt	(1.7)	(3.1)
Proceeds from issuance of long-term debt	-	1.4
Treasury stock purchases	-	(9.4)
Dividends paid to Equifax shareholders	(19.6)	(5.0)
Dividends paid to noncontrolling interests	-	(0.3)
Proceeds from exercise of stock options	5.1	11.6
Excess tax benefits from stock-based compensation plans	0.5	1.4
Other	(2.5)	(0.2)
Cash provided by (used in) financing activities	1.6	(5.5)
Effect of foreign currency exchange rates on cash and cash equivalents	2.4	(2.2)
Decrease in cash and cash equivalents	(32.5)	(26.0)
Cash and cash equivalents, beginning of period	119.4	103.1
Cash and cash equivalents, end of period	$86.9	$77.1

Common Questions & Answers (Unaudited)
(Dollars in millions)

1.	Can you provide a further analysis of operating revenue and operating income by operating segment?
Operating revenue and operating income consist of the following components:

(in millions)	Three Months Ended March 31,
					Local Currency
Operating revenue:	2011	2010	$ Change	% Change	% Change*
Online Consumer Information Solutions	$120.2	$119.7	$0.5	0%
Mortgage Solutions	27.3	23.2	4.1	18%
Consumer Financial Marketing Services	33.5	30.2	3.3	11%
Total U.S. Consumer Information Solutions	181.0	173.1	7.9	5%
Latin America	59.9	55.1	4.8	9%	5%
Europe	37.4	33.9	3.5	11%	9%
Canada Consumer	29.9	27.2	2.7	10%	4%
Total International	127.2	116.2	11.0	9%	6%
The Work Number	53.5	49.7	3.8	8%
Tax and Talent Management Services	45.9	45.6	0.3	1%
Total TALX	99.4	95.3	4.1	4%
North America Personal Solutions	44.4	39.7	4.7	12%
North America Commercial Solutions	20.6	18.7	1.9	10%	8%
Total operating revenue	$472.6	$443.0	$29.6	7%	6%

(in millions)	Three Months Ended March 31,
		Operating		Operating
Operating income:	2011	Margin	2010	Margin	$ Change	% Change
U.S. Consumer Information Solutions	$61.7	34.1%	$60.1	34.6%	$1.6	3%
International	29.8	23.4%	28.7	24.7%	1.1	4%
TALX	21.7	21.9%	21.5	22.6%	0.2	1%
North America Personal Solutions	12.7	28.7%	10.0	25.2%	2.7	27%
North America Commercial Solutions	5.1	24.9%	4.4	23.5%	0.7	16%
General Corporate Expense	(21.9)	nm	(20.4)	nm	(1.5)	-8%
Total operating income	$109.1	23.1%	$104.3	23.5%	$4.8	5%

nm - not meaningful
* Reflects percentage change in revenue conforming 2011 results using 2010 exchange rates.

Common Questions & Answers (Unaudited)
(Dollars in millions)

2.	What drove the fluctuation in the effective tax rate?
Our effective tax rate was 37.9% for the three months ended March 31, 2011 up from 37.6% for the same period in 2010. Our foreign and state income tax rates were higher for the three months ended March 31, 2011 versus the prior year, offset by a favorable federal tax benefit not recognized during the same period of the prior year.

3.	Can you provide depreciation and amortization by segment?
Depreciation and amortization are as follows:

	Three Months Ended
	March 31,
	2011	2010
U.S. Consumer Information Solutions	$11.2	$10.0
International	7.0	5.9
TALX	17.5	16.6
North America Personal Solutions	1.4	1.3
North America Commercial Solutions	1.5	1.5
General Corporate Expense	4.1	3.8
Total depreciation and amortization	$42.7	$39.1

4.	What was the currency impact on the foreign operations?
The U.S. dollar impact on operating revenue and operating income is as follows:

	Three Months Ended March 31, 2011
	Operating Revenue		Operating Income
	Amount	%	Amount	%
Canada Consumer	$1.6	6%	$0.6	5%
Canada Commercial	0.3	5%	0.1	5%
Europe	0.7	2%	0.1	2%
Latin America	2.0	4%	(0.1)	-1%

Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures (Unaudited)
(Dollars in millions, except per share amounts)

A.
Reconciliation of net income from continuing operations attributable to Equifax to diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense:

	Three Months Ended
	March 31,
	2011	2010	$ Change	% Change

Net income from continuing operations attributable to Equifax	57.3	54.0	3.3	6%

Acquisition-related amortization expense, net of tax	14.8	14.0	0.8	6%

Net income from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$72.1	$68.0	$4.1	6%

Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense	$0.58	$0.53	$0.05	9%

Weighted-average shares used in computing diluted EPS	124.7	128.1

Notes to Reconciliations of Non-GAAP Financial Measures to the Comparable GAAP Financial Measures

Diluted EPS from continuing operations attributable to Equifax, adjusted for acquisition-related amortization expense - We calculate this financial measure by excluding acquisition-related amortization expense from the determination of net income attributable to Equifax in the calculation of diluted EPS.  These financial measures are not prepared in conformity with GAAP.  Management believes that these measures are useful because management excludes acquisition-related amortization expense and other items that are not comparable when measuring operating profitability, evaluating performance trends, and setting performance objectives, and it allows investors to evaluate our performance for different periods on a more comparable basis by excluding items that relate to acquisition-related intangible assets and items that impact comparability.